Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any of us will be filed, on behalf of each of us.

Date: January 12, 2022

ALIGNVEST MANAGEMENT CORPORATION

/s/ Reza Satchu
	Name:	Reza Satchu
	Title:	Director, Managing Partner

/s/ Sanjil Shah
	Name:	Sanjil Shah
	Title:	Director, Managing Partner

ALIGNVEST PARTNERS MASTER FUND LP

By: ALIGNVEST PARTNERS MASTER FUND GP INC., as general partner

/s/ Letitia Solomon
	Name:	Letitia Solomon
	Title:	Director

ALIGNVEST PARTNERS MASTER FUND GP INC.

/s/ Letitia Solomon
	Name:	Leticia Solomon
	Title:	Director

ALIGNVEST AQX LP
By: 2565546 Ontario Inc., as general partner of Alignvest AQX LP

/s/ Reza Satchu
	Name:	Reza Satchu
	Title:	Director

2565546 ONTARIO INC.

/s/ Reza Satchu
	Name:	Reza Satchu
	Title:	Director